UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 25, 2012

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition.

On October 25, 2012, Brunswick Corporation (“Brunswick”) announced its financial results for the third quarter 2012. The news release issued by Brunswick announcing its third quarter earnings is incorporated herein by reference and is included as Exhibit 99.1 to this Current Report on Form 8-K.

In the news release, Brunswick uses non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States.

Brunswick has used certain of the financial measures that are included in the news release for several years, both in presenting its results to shareholders and the investment community and in its internal evaluation and management of its businesses. Brunswick’s management believes that these measures (including those that are non-GAAP financial measures) and the information they provide are useful to investors because they permit investors to view Brunswick’s performance using the same tools that Brunswick uses and to better evaluate Brunswick’s ongoing business performance. Brunswick’s management believes that the non-GAAP financial measure "free cash flow" is useful to investors because it is an indication of cash flow that may be available to fund investments in future growth initiatives. Brunswick defines free cash flow as cash flow from operating and investing activities (excluding cash provided by or used for acquisitions, investments, transfers to restricted cash and purchases or sales of marketable securities). The measures "diluted earnings per common share, as adjusted" and "adjusted net earnings" are also believed to be useful to investors because they represent measures of Brunswick’s earnings, without the impact of restructuring, exit and impairment charges, loss on early extinguishment of debt and special tax items.  Brunswick defines diluted earnings per common share, as adjusted, as diluted earnings per common share, excluding the earnings or loss per share impact for restructuring, exit and impairment charges, as well as the loss on early extinguishment of debt and special tax items, and defines adjusted net earnings as net earnings, excluding the earnings or loss impact for restructuring, exit and impairment charges, as well as the loss on early extinguishment of debt and special tax items.  Additionally, Brunswick’s management believes that the measure “net debt” is useful to investors because it is an indication of Brunswick’s ability to repay its outstanding debt using its current cash, cash equivalents and marketable securities.  Brunswick defines net debt as the sum of short-term and long-term debt, less cash and cash equivalents, short-term investments in marketable securities and long-term investments in marketable securities as presented in its condensed consolidated balance sheets. Finally, Brunswick’s management believes that the measure "operating earnings, excluding restructuring, exit and impairment charges" is useful to investors because it provides a necessary and important perspective on Brunswick's operating performance and improves comparability of performance against prior periods. Brunswick defines operating earnings, excluding restructuring, exit and impairment charges as operating earnings, excluding the earnings impact for restructuring, exit and impairment charges as presented in its comparative consolidated statements of operations.

The information in this report and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.                    Description of Exhibit

99.1	News Release, dated October 25, 2012, of Brunswick Corporation, announcing its third quarter 2012 earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: October 25, 2012	By:	/s/ ALAN L. LOWE
Alan L. Lowe
Vice President and Controller

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

99.1	News Release, dated October 25, 2012, of Brunswick Corporation, announcing its third quarter 2012 earnings.